UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2005

SCHUFF INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22715	86-1033353

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1841 W. Buchanan Street, Phoenix, AZ	85007

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (602) 252-7787

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act.

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-99.1

Item 1.01 Other Events.

On January 5, 2005, Schuff International, Inc. (the “Company”) received an order (“Order”) from the Securities Exchange Commission (“Commission”) granting its application, pursuant to Section 12(d) of the Securities Exchange Act of 1934 (“Act”) and Rule 12d2-2(d) thereunder, to withdraw its common stock, $0.001 par value (“Security”), from listing and registration on the American Stock Exchange (the “Amex”). The Commission, having reviewed the facts that the Company possesses fewer than 300 shareholders of record and that the Company anticipates significant cost savings as a result of delisting, concluded that the Company’s withdrawal from Amex was in the public interest and granted the Order, effective January 6, 2005.

The Company’s application relates solely to the withdrawal of the Security from listing on the Amex and from registration under Section 12(b) of the Act, and will not affect its obligation to be registered under Section 12(g). The Company will continue to file periodic reports pursuant to Section 12(g) unless and until the Commission suspends this obligation and the Company receives the requisite consent of holders of the 101/2% Senior Notes due 2008, pursuant to its consent solicitation commenced on December 8, 2004 and expiring January 7, 2005.

A copy of the press release regarding the Order is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

     Not applicable.

(b) Pro Forma Financial Information.

     Not applicable.

(c) Exhibits.

     99.1. Press Release dated January 6, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHUFF INTERNATIONAL, INC.
Date: January 6, 2005	/s/ Michael R. Hill
Michael R. Hill
Vice President and Chief Financial Officer